PricewaterhouseCoopers LLP

300 Madison Avenue

New York NY 10017

Telephone (646) 471-3000

Direct phone 646-471-0251

Direct fax 813-207-3311

www.pwc.com

May 12, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Flushing Financial Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Flushing Financial Corporation dated May 10, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP